Huttig Building Products Announces First Quarter 2007 Results

ST. LOUIS, MO -- 04/19/2007 -- Huttig Building Products, Inc. (NYSE: HBP), a leading domestic distributor of millwork, building materials and wood products, today announced results for the three months ended March 31, 2007.

The Company reported first quarter net sales of $222.4 million in 2007, compared to $281.1 million in 2006. The operating loss from continuing operations was $3.8 million in the 2007 first quarter, or (1.7%) of net sales, compared to an operating profit of $4.9 million, or 1.7% of net sales, in the 2006 first quarter. The loss from continuing operations was $3.2 million in the 2007 first quarter, equating to an EPS from continuing operations of ($0.16) per diluted share. This compares to income from continuing operations of $2.4 million, or $0.12 per diluted share, in the 2006 first quarter. First quarter 2007 results include charges of $3.4 million related to the Company's previously announced restructuring program to reduce costs and increase efficiencies and a $0.5 million gain on the disposal of a facility.

Summary of First Quarter 2007 Results
(All comparisons are to the same period last year unless otherwise indicated)

(in millions, except per share data)         Three Months Ended
                                      March 31, 2007      March 31, 2006
                                    ------------------- -------------------
Net Sales                           $   222.4           $   281.1
Gross Margin                        $    41.8    18.8%  $    54.7     19.5%
Operating Expenses                  $    46.1    20.7%  $    49.8     17.7%
Gain on Disposal of Capital Assets  $    (0.5)
Operating Profit (Loss) from
 Continuing Operations              $    (3.8)   (1.7%) $     4.9      1.7%
Income (Loss) from Continuing
 Operations                         $    (3.2)   (1.4%) $     2.4      0.9%
EPS from Continuing Operations
 (diluted)                          $   (0.16)          $    0.12
Cash Used in Operating Activities
 of Continuing Operations           $   (21.2)          $   (31.7)

As previously announced, during the 2007 first quarter Huttig streamlined regional management from four to two regional groups and closed underperforming distribution facilities in Hauppauge, NY and Dothan, AL. Huttig also closed another underperforming facility in Spokane, WA. First quarter results include charges of $1.0 million in gross margin related to inventory liquidations and write downs related to closed branches, and net charges to operating expenses of $2.4 million, consisting primarily of other shutdown expenses and write-downs of fixed assets. The Company also announced that it has reached an agreement in principle to sell the assets of its distribution facility in Green Bay, WI. It is anticipated this transaction will close in the second quarter of 2007. These restructuring actions are expected to result in additional charges totaling $0.4 million to $0.6 million in the 2007 second quarter.

The table below shows the first quarter 2007 results excluding the $3.4 million of operating charges referred to above.

(In millions)                          Three Months Ended
                      -----------------------------------------------------
                                March 31, 2007             March 31, 2006
                      ----------------------------------- -----------------
                        As              Excluding
                      Reported  Charges  Charges
                      -------- -------- -------- -------  -----------------
Net Sales             $  222.4          $  222.4          $  281.1
Gross Margin          $   41.8 $   1.0  $   42.8    19.2% $   54.7    19.5%
Operating Expenses    $   46.1 $  (2.4) $   43.7    19.6% $   49.8    17.7%
Gain on Disposal of
 Capital Assets       $  (0.5)          $  (0.5)
Operating Profit
 (Loss) from
 Continuing
 Operations           $  (3.8) $   3.4  $  (0.4)   (0.2%) $    4.9     1.7%

Net sales for the first quarter declined 21%, reflecting the 30% drop in housing starts to an average annualized rate of approximately 1.5 million starts compared to approximately 2.1 million last year. Sales to national accounts, which represented 36% of sales in the first quarter of 2007, as compared to 34% last year, declined by only 16%.

Net cash used in continuing operating activities totaled $21.2 million for the quarter ended March 31, 2007, compared to $31.7 million for the quarter ended March 31, 2006. Bank debt net of cash decreased to $58.3 million at March 31, 2007 from $59.4 million at March 31, 2006. At March 31, 2007, total debt to total capitalization was 38% compared to 36% at March 31, 2006.

"The first quarter 2007 was a transition quarter compared to a year ago, when the housing picture was quite different," said Jon P. Vrabely, President and CEO. "During the first quarter 2007, we continued to effectively implement our cost reduction plans. While 2007 housing starts were down 30% year over year in the first quarter, our net sales were off only 21%. Our national account and vendor strategies continued to work well, with national accounts representing 36% of sales, versus 34% last year. Excluding restructuring charges of $1.0 million, gross profit margin of 19.2% of sales, compared favorably with 19.5% in the stronger quarter last year. Excluding restructuring charges of $2.4 million, operating expenses were reduced 12%, or $6.1 million, year over year. Through our cost reduction activities over the past three quarters, we have reduced the ongoing expense structure of our organization by over $30 million on an annualized basis. Finally, our focus on working capital management has reduced inventory by 16%, or $19.3 million, from March 31, 2006 levels, despite carrying some additional inventory from closed branches."

"Although there is no indication that the new housing construction market is likely to pick up this year; we are nonetheless hopeful that it has stabilized," he added. "We believe the last of our major cost reduction efforts will shake out during the second quarter of 2007, and we are already transitioning our strategy to focus more fully on expanding market share while continuing to monitor and control expenses and working capital."

Conference Call

Management will host a conference call to discuss first quarter 2007 financial results on Friday, April 20, 2007, at 11 AM Eastern Time (10 AM Central Time). To access the call, please dial 888-694-4702 and enter PIN number 8628440. A replay will be available through May 4, 2007 by dialing 877-519-4471 and entering PIN number 8628440.

About Huttig

Huttig Building Products, Inc., currently in its 122nd year of business, is one of the largest domestic distributors of millwork, building materials and wood products used principally in new residential construction and in home improvement, remodeling and repair work. Huttig distributes its products through 39 distribution centers serving 45 states. The Company's wholesale distribution centers sell principally to building materials dealers, national buying groups, home centers and industrial users, including makers of manufactured homes.

Forward-Looking Statements

This press release contains forward-looking information as defined by the Private Securities Litigation Reform Act of 1995. This information presents management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission and in other reports filed by the Company with the Securities and Exchange Commission from time to time.

                  HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (UNAUDITED)

                   (In Millions, Except Share and Per Share Data)

                                                        Three Months Ended
                                                            March 31,
                                                        -------------------
                                                            2007      2006

Net sales                                               $   222.4 $   281.1
    Cost of sales                                           180.6     226.4
                                                        --------- ---------

Gross margin                                                 41.8      54.7
Operating expenses                                           46.1      49.8
Gain on disposal of capital assets                          (0.5)        --
                                                        --------- ---------

    Operating profit (loss)                                 (3.8)       4.9
Interest expense, net                                         1.1       1.0
                                                        --------- ---------

Income (loss) from continuing operations before income
 taxes                                                      (4.9)       3.9
Provision (benefit) for income taxes                        (1.7)       1.5
                                                        --------- ---------

Income (loss) from continuing operations                    (3.2)       2.4
Loss from discontinued operations, net of taxes             (0.2)        --
                                                        --------- ---------

Net income (loss)                                       $   (3.4) $     2.4
                                                        ========= =========

Net income (loss) from continuing operations per share
 - basic                                                $  (0.16) $    0.12
Net loss from discontinued operations per share - basic    (0.01)        --
                                                        --------- ---------

Net income (loss) per share - basic                     $  (0.17) $    0.12
                                                        ========= =========

Net income (loss) from continuing operations per share
 - diluted                                              $  (0.16) $    0.12
Net loss from discontinued operations per share -
 diluted                                                   (0.01)        --
                                                        --------- ---------

Net income (loss) per share - diluted                   $  (0.17) $    0.12
                                                        ========= =========

Basic shares outstanding                                   20,380    20,186
Diluted shares outstanding                                 20,380    20,570

                HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                  (In Millions)

                                                March   December    March
                                                 31,       31,       31,
                                                2007      2006      2006
                                              --------- --------- ---------
                                             (unaudited)        (unaudited)

ASSETS

Current Assets:
    Cash and equivalents                      $     4.5 $     6.1 $     1.7
    Trade accounts receivable, net                 91.5      74.1     118.7
    Inventories                                   103.6      97.3     122.9
    Other current assets                            8.9      11.7      10.6
                                              --------- --------- ---------

      Total current assets                        208.5     189.2     253.9
                                              --------- --------- ---------

Property, Plant and Equipment:
    Land                                            6.0       6.0       5.9
    Building and improvements                      32.6      32.8      31.8
    Machinery and equipment                        32.5      31.9      36.3
                                              --------- --------- ---------

      Gross property, plant and equipment          71.1      70.7      74.0
    Less accumulated depreciation                  41.7      40.7      35.2
                                              --------- --------- ---------

      Property, plant and equipment, net           29.4      30.0      38.8
                                              --------- --------- ---------

Other Assets:
    Goodwill, net                                  19.0      19.1      19.1
    Other                                           5.8       5.8       8.0
    Deferred income taxes                           2.4       2.3       1.1
                                              --------- --------- ---------

      Total other assets                           27.2      27.2      28.2
                                              --------- --------- ---------

Total Assets                                  $   265.1 $   246.4 $   320.9
                                              ========= ========= =========

                  HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                  (In Millions, Except Share and Per Share Data)

                                                March   December    March
                                                 31,       31,       31,
                                                2007      2006      2006

                                              --------  --------  --------
                                            (unaudited)         (unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
    Current maturities of long-term debt      $    2.2  $    2.9  $    8.8
    Trade accounts payable                        72.0      62.1     107.0
    Deferred income taxes                          4.0       4.5       5.3
    Accrued compensation                           4.8       7.8       6.2
    Other accrued liabilities                      7.7      12.6      11.9
                                              --------  --------  --------

      Total current liabilities                   90.7      89.9     139.2
                                              --------  --------  --------

Non-current Liabilities:
    Long-term debt, less current maturities       63.7      42.8      58.9
    Other non-current liabilities                  3.5       4.0       3.9
                                              --------  --------  --------

      Total non-current liabilities               67.2      46.8      62.8
                                              --------  --------  --------

Shareholders' Equity:
    Preferred shares; $.01 par (5,000,000
     shares authorized)                             --        --        --
    Common shares; $.01 par (50,000,000
     shares authorized; at March 31, 2007,
     December31, 2006 and March 31, 2006 -
     20,896,145 shares issued)                     0.2       0.2       0.2
    Additional paid-in capital                    35.6      35.5      34.1
    Retained earnings                             73.0      76.0      86.1
    Accumulated other comprehensive income          --        --       0.5
    Less: Treasury shares, at cost (292,170
     shares at March 31, 2007, 371,837 shares
     at December31, 2006 and 376,504 shares
     at March 31, 2006)                           (1.6)     (2.0)     (2.0)
                                              --------  --------  --------

      Total shareholders' equity                 107.2     109.7     118.9
                                              --------  --------  --------

Total Liabilities and Shareholders' Equity    $  265.1  $  246.4  $  320.9
                                              ========  ========  ========

                HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                 (In Millions)

                                                         Three Months Ended
                                                              March 31,
                                                          ----------------
                                                            2007    2006
                                                          -------  -------

Cash Flows From Operating Activities:
    Net income (loss)                                     $  (3.4) $   2.4
    Adjustments to reconcile net income (loss) to cash
     used in operations:
      Net loss from discontinued operations                   0.2       --
      Depreciation and amortization                           1.3      1.5
      Stock compensation expense                              0.5      0.4
      Other adjustments                                      (0.3)     0.5
      Changes in operating assets and liabilities:
         Trade accounts receivable                          (17.4)   (28.9)
         Inventories                                         (6.3)   (23.2)
         Trade accounts payable                               9.9     18.5
         Other                                               (5.7)    (2.9)
                                                          -------  -------
      Net cash used in operating activities                 (21.2)   (31.7)
                                                          -------  -------
Cash Flows From Investing Activities:
    Capital expenditures                                     (1.6)    (2.9)
    Proceeds from disposition of capital assets               1.0      0.1
                                                          -------  -------

      Total cash used in investing activities                (0.6)    (2.8)
                                                          -------  -------

Cash Flows From Financing Activities:
    Borrowing and repayment of debt, net                     20.2     33.7
    Exercise of stock options                                  --      1.1
                                                          -------  -------

      Total cash provided by financing activities            20.2     34.8
                                                          -------  -------

Net Increase (Decrease)  in Cash and Equivalents             (1.6)     0.3
Cash and Equivalents, Beginning of Period                     6.1      1.4
                                                          -------  -------

Cash and Equivalents, End of Period                       $   4.5  $   1.7
                                                          =======  =======

Supplemental Disclosure of Cash Flow Information:
    Interest paid                                         $   1.1  $   1.0
    Income taxes paid                                     $     -  $   1.5
    Assets acquired with debt obligations                 $     -  $   0.8

Contact:
Steve Anreder
steven.anreder@anreder.com
or
Gary Fishman
gary.fishman@anreder.com
both of Anreder & Company
+1-212-532-3232
for Huttig Building Products, Inc.

http://www.huttig.com